UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):    May 25, 2006

MILLENNIUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28494	04-3177038
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

40 Landsdowne Street
Cambridge, Massachusetts 02139
(Address of principal executive offices) (zip code)

(617)  679-7000
 (Registrant's telephone number, including area code)

Not applicable
 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01    Entry into a Material Definitive Agreement.

On May 25, 2006, Millennium Pharmaceuticals, Inc. (the “Company”) and Anna Protopapas entered into an agreement under which, if her employment with the Company is terminated by the Company other than for Justifiable Cause (as defined in the agreement), the Company will pay her a severance payment equal to twelve months of her base salary at her then current rate of pay. If Ms. Protopapas’ employment with the Company is terminated by the Company for Justifiable Cause or voluntarily by her, she will not be entitled to the severance payment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM PHARMACEUTICALS, INC. (Registrant)
Date: May 26, 2006	By	/s/ MARSHA H. FANUCCI

Marsha H. Fanucci
Senior Vice President and Chief Financial Officer